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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2002

Chiron Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-12798 (Commission File Number)	94-2754624 (IRS Employer Identification No.)
4560 Horton Street, Emeryville, CA (Address of principal executive offices)		94608 (Zip Code)

Registrant's telephone number, including area code (510) 655-8730

N/A
(Former name or former address, if changed since last report)

Item 5.    Other Events.

        Chiron Corporation announced on September 24, 2002, the appointment of Denise M. O'Leary to Chiron's Board of Directors, effective September 24, 2002, thereby increasing the number of directors from ten to eleven. Ms. O'Leary will serve until the next annual meeting of stockholders in May 2003, and thereafter until her successor is duly elected and qualified, or until her earlier resignation or removal.

Item 7.    Financial Statements and Exhibits.

  (c)
  Exhibits.

EXHIBIT NUMBER
99.1
Press release by Chiron Corporation dated September 24, 2002, relating to Registrant's announcement of the newly-appointed member to Chiron's Board of Directors, effective as of September 24, 2002, referred to in Item 5 above.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHIRON CORPORATION
Date: September 24, 2002	By:	/s/ WILLIAM G. GREEN William G. Green Senior Vice President, General Counsel and Secretary

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
SIGNATURES